EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2006 Equity Incentive Plan of LoopNet, Inc. of our report dated February 24, 2006 with respect to the consolidated financial statements of LoopNet, Inc. included in the Registration Statement (Form S-1 No. 333-132138) and related Prospectus of LoopNet, Inc. for the registration of 6,000,000 shares of its common stock, filed with the Securities and Exchange Commission.

/s/ Ernst & Young llp

Los Angeles, California
January 29, 2007